UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2014

Date of Report (Date of earliest event reported)

ELECTRIC VEHICLE RESEARCH CORPORATION

 (Exact Name of Registrant as Specified in Charter)

FLORIDA	333-192405	46-3046340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8309 Mount Logan Court

Las Vegas, Nevada 89131

 (Address of Principal Executive Offices) (Zip Code)

(702) 485-7800

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 24, 2014 Electric Vehicle Research Corporation ("EVRC") entered into an Engagement Letter (the "Engagement Letter") with Sigur Capital ("Sigur") where Sigur has been engaged to act as the lead advisor to Electric Vehicle Research Corp. working in close consultation with the Company and some of its existing advisers.  Sigur will use all reasonable endeavors to assist the Company by providing the Advisory Service and introductions to its established pools of international capital.

Per the Engagement letter, Sigur will take on the role of bringing qualified accredited investment to EVRC. The Financings, also achieved with the assistance of Sigur, will enable the Company to have access to more than adequate funding for the successful execution of its business plan.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: Not available.

(b) Pro Forma Financial Information: Not available.

(c) Shell Company Transactions: Not applicable.

(d) Exhibits:

Exhibit No. Document
99.1 Press Release dated December 16, 2014

99.2 Engagement Letter dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIC VEHICLE RESEARCH CORPORATION

Dated: December 17, 2014	/s/ Andrew Mynheer
Andrew Mynheer
Chief Executive Officer